Exhibit 99.2

Autonomix Medical, Inc. Announces Closing of $11.2 Million in Gross Proceeds from Initial Public Offering

Shares to begin trading on NASDAQ on January 29, 2024 under the ticker symbol “AMIX”

THE WOODLANDS, TX. – January 26, 2024 – Autonomix Medical, Inc. (NASDAQ: AMIX) (“Autonomix” or the “Company”), a medical device company focused on advancing innovative technologies to revolutionize how diseases involving the nervous system are diagnosed and treated, today announced the closing of its initial public offering of 2,234,222 shares of common stock priced at $5.00 per share. The gross proceeds to Autonomix, before deducting selling agent commissions and other offering expenses payable by Autonomix were $11,171,110. Autonomix expects its shares of common stock to begin trading on NASDAQ on Monday, January 29, 2024 at approximately 10:30 AM EST under the ticker symbol “AMIX.”

Digital Offering, LLC, acted as the lead managing selling agent, along with R.F. Lafferty as syndicate manager for the offering. Cambria Capital, LLC and DealMaker Securities participated as selling group members. ArentFox Schiff LLP acted as counsel to Autonomix and Bevilacqua PLLC acted as counsel for the managing selling agent.

The offering was made only by means of an offering circular. An offering statement on Form 1-A relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and has become qualified. A copy of the final offering circular may be obtained from https://www.sec.gov/Archives/edgar/data/1617867/000168316824000350/autonomix_1apos1.htm

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Autonomix Medical, Inc.

Autonomix is a medical device company focused on advancing innovative technologies to revolutionize how diseases involving the nervous system are diagnosed and treated. The Company’s first-in-class technology platform includes a catheter-based microchip sensing array that has the ability to detect and differentiate neural signals with approximately 3,000 times greater sensitivity than currently available technologies. We believe this will enable, for the first time ever, transvascular diagnosis and treatment of diseases involving the peripheral nervous system virtually anywhere in the body.

We are initially developing our technology for pancreatic cancer pain and pancreatitis pain, conditions that can cause debilitating pain and need an effective solution. However, our technology constitutes a platform with the potential to address dozens of indications, including in cardiology, renal denervation and chronic pain management across a wide disease spectrum.

For more information, visit autonomix.com and connect with the Company on Twitter, LinkedIn and Facebook.

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Forward Looking Statements

Some of the statements in this release are “forward-looking statements,” which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing of the trading of Autonomix’s common stock on NASDAQ. Such forward-looking statements can be identified by the use of words such as ‘’should,‘’ ‘’may,‘’ ‘’intends,‘’ ‘’anticipates,‘’ ‘’believes,‘’ ‘’estimates,‘’ ‘’projects,‘’ ‘’forecasts,‘’ ‘’expects,‘’ ‘’plans,‘’ and ‘’proposes.‘’

Although Autonomix Medical, Inc. (or Autonomix) believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in the offering statement filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date of the document in which they are contained and Autonomix does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor and Media Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

autonomix@jtcir.com

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